Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-6251
	kim_watkins@intuit.com	diane_carlini@intuit.com

Intuit Grows Revenue 12 Percent in Third Quarter;
Raises Full Year Guidance

Small Business Online Ecosystem Revenue Powers Growth; TurboTax Online Gains Share

MOUNTAIN VIEW, Calif. - May 23, 2019 - Intuit Inc. (Nasdaq: INTU) announced financial results for the third quarter of fiscal 2019, which ended April 30.
“This was a strong quarter across the company," said Sasan Goodarzi, Intuit's CEO. "We are on-track to exceed the guidance we provided at the beginning of the year."
"We had a great tax season, growing the Do-It-Yourself (DIY) category overall as well as our share within the category driven by our innovation and significantly improved customer experience. We produced our most robust free offering yet and made significant progress in our effort to transform the assisted category.
"We continue to see momentum in our Small Business and Self-Employed Group driven by Online Ecosystem revenue growth. We’re making progress in solving key customer pain points and becoming the center of small business growth around the globe," said Goodarzi.
Financial Highlights
For the third quarter, Intuit:

•	Grew total revenue to $3.3 billion, up 12 percent.

•	Increased TurboTax Online share within the DIY category by an estimated half a point.

•	Increased Small Business Online Ecosystem revenue by 38 percent.

•	Grew Consumer Group revenue by 10 percent to $2.2 billion.

•	Grew Small Business and Self-Employed Group revenue 19 percent to $887 million.

Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics. Fiscal 2018 amounts have been restated for the adoption of the new accounting standard on revenue accounting, ASC 606.
Snapshot of Third-quarter Results

	GAAP			Non-GAAP
	Q3 FY19	Q3 FY18	Change	Q3 FY19	Q3 FY18	Change
Revenue	$3,272	$2,912	12%	$3,272	$2,912	12%
Operating Income	$1,784	$1,601	11%	$1,888	$1,700	11%
Earnings Per Share	$5.22	$4.53	15%	$5.55	$4.78	16%
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).
Business Segment Results
Small Business and Self-Employed Group
Intuit is focused on becoming the center of small business growth by helping customers get paid faster, pay their employees and contractors, access capital and have total confidence that their books are done right.

•	QuickBooks Capital has funded $360 million in cumulative loans in the last 18 months. At the end of Q3, the notes receivable balance was $96 million.

•	QuickBooks Online subscribers grew 32 percent ending the quarter with over 4.2 million subscribers.

•	Growth remains strong across multiple geographies, with U.S. subscribers up 25 percent to over 3.1 million and international subscribers increasing 55 percent to over 1.1 million.

•	Within QuickBooks Online, Self-Employed subscribers grew to approximately 970,000, up from roughly 680,000 one year ago.

•	Approximately 440,000 QuickBooks Self-Employed customers are from the TurboTax Self-Employed offering, up from 330,000 last year.

Consumer and Strategic Partner Groups
Intuit is focused on expanding its share in DIY, transforming the assisted tax preparation category and expanding beyond tax with a consumer platform. This is in service to helping customers make ends meet, get their largest tax refund and make smart decisions with their money.

•	TurboTax Online units grew 7 percent this season.

•	Customers using TurboTax Live more than tripled year-over-year.

•	The Turbo platform has over 14 million registered users, up from 5 million last year.

•	The Strategic Partner Group reported $235 million of professional tax revenue for the third quarter, in line with expectations.
Capital Allocation Summary
In the third quarter the company:

•	Repurchased $135 million of shares, with $2.8 billion remaining on the company's authorization.

•	Received Board approval for a quarterly dividend of $0.47 per share, payable July 18, 2019. This represents a 21 percent increase compared to last year.
Forward-looking Guidance
"With strong performance and momentum across the company, we are raising our revenue, operating income and earnings per share guidance for fiscal year 2019," said Michelle Clatterbuck, Intuit's chief financial officer. "We will continue to execute against our strategy of becoming an A.I.-driven expert platform that focuses on our customers' common set of needs as we pursue our mission to power prosperity around the world."

Intuit announced guidance for the fourth quarter of fiscal year 2019, which ends July 31. The company expects:

•	Revenue growth of 10 to 12 percent,

•	GAAP loss per share of $0.35 to $0.33, and

•	Non-GAAP diluted loss per share of $0.16 to $0.14.
Intuit raised guidance for full fiscal year 2019. The company now expects:

•	Revenue of $6.738 billion to $6.758 billion, growth of 12 percent.

•	GAAP operating income of $1.827 billion to $1.837 billion, growth of 17 to 18 percent.

•	Non-GAAP operating income of $2.258 billion to $2.268 billion, growth of 10 to 11 percent.

•	GAAP diluted earnings per share of $5.72 to $5.74, growth of 12 to 13 percent.

•	Non-GAAP diluted earnings per share of $6.67 to $6.69, growth of 15 to 16 percent.

The company also updated segment revenue results. For fiscal year 2019, the company now expects:

•	Small Business and Self-Employed Group: growth of 15 percent.

•	Consumer Group: growth of 10 percent.

•	Strategic Partner Group: growth of 4 percent.

Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on May 23. To hear the call, dial 844-246-4601 in the United States or 703-639-1172 from international locations. No reservation or access code is needed. The conference call can also be heard live at http://investors.intuit.com/Events/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.

Replay Information
A replay of the conference call will be available for one week by calling 855-859-2056, or 404-537-3406 from international locations. The access code for this call is 8488901.
The audio webcast will remain available on Intuit’s website for one week after the conference call.

About Intuit
Intuit’s mission is to Power Prosperity Around the World. Our global products and platforms, including TurboTax, QuickBooks, Mint and Turbo, are designed to empower consumers, self-employed and small businesses to improve their financial lives, finding them more money with the least amount of work, while giving them complete confidence in their actions and decisions. Our innovative ecosystem of financial management solutions serves approximately 50 million customers worldwide, unleashing the power of many for the prosperity of one. Please visit us for the latest news and in-depth information about Intuit and its brands and find us on social.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contains forward-looking statements, including forecasts of expected growth and future financial results of Intuit and its reporting segments; Intuit’s prospects for the business in fiscal 2019 and beyond; expectations regarding timing and growth of revenue for each of Intuit’s reportable segments and from current or future products and services; expectations regarding customer growth; expectations regarding changes to our products and their impact on Intuit’s business; expectations regarding the amount and timing of any future dividends or share repurchases; expectations regarding Intuit's corporate tax rate; expectations regarding availability of our offerings; expectations regarding the impact of our strategic decisions on Intuit’s business; and all of the statements under the heading “Forward-looking Guidance.”

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: our ability to compete successfully; our participation in the Free File Alliance; governmental encroachment in our tax businesses, our ability to adapt to technological change; our ability to predict consumer behavior; our ability to protect our intellectual property rights; our reliance on third party intellectual property; any harm to our reputation; risks associated with acquisitions and divestitures; issue of additional shares as consideration or incurring debt to fund an acquisition; our cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; failure to process transactions effectively; interruption or failure of our information technology; ability to maintain critical third party business relationships; our ability to attract and retain talent; deficiency in quality, accuracy or timely launch of products; difficulties in processing or filing customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic changes; exposure to credit risk of the businesses we provide capital to; amortization of acquired intangible assets and impairment charges; our ability to repay outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2018 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Fiscal 2019 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. We do not undertake any duty to update any forward-looking statement or other information in this presentation.

TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30, 2019	April 30, 2018	April 30, 2019	April 30, 2018
		*As Adjusted		*As Adjusted
Net revenue:
Product	$498	$479	$1,378	$1,378
Service and other	2,774	2,433	4,412	3,783
Total net revenue	3,272	2,912	5,790	5,161
Costs and expenses:
Cost of revenue:
Cost of product revenue	19	20	60	65
Cost of service and other revenue	330	280	811	674
Amortization of acquired technology	5	5	15	10
Selling and marketing	652	549	1,546	1,326
Research and development	311	296	900	875
General and administrative	170	159	447	447
Amortization of other acquired intangible assets	1	2	4	4
Total costs and expenses [A]	1,488	1,311	3,783	3,401
Operating income	1,784	1,601	2,007	1,760
Interest expense	(4)	(5)	(12)	(16)
Interest and other income, net	17	7	23	15
Income before income taxes	1,797	1,603	2,018	1,759
Income tax provision [B]	419	417	417	392
Net income	$1,378	$1,186	$1,601	$1,367

Basic net income per share	$5.30	$4.62	$6.16	$5.34
Shares used in basic per share calculations	260	257	260	256

Diluted net income per share	$5.22	$4.53	$6.06	$5.25
Shares used in diluted per share calculations	264	262	264	260

Cash dividends declared per common share	$0.47	$0.39	$1.41	$1.17
* Prior-period information has been restated for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on August 1, 2018.
See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]	The following table summarizes the total share-based compensation expense that we recorded in operating income for the periods shown.

	Three Months Ended		Nine Months Ended
(in millions)	April 30, 2019	April 30, 2018	April 30, 2019	April 30, 2018
Cost of revenue	$15	$14	$44	$30
Selling and marketing	23	25	78	75
Research and development	32	30	101	99
General and administrative	28	23	80	79
Total share-based compensation expense	$98	$92	$303	$283

[B]
We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.

Our effective tax rates for the three and nine months ended April 30, 2018 have been restated to reflect the full retrospective application of ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).”
The Tax Cuts and Jobs Act (2017 Tax Act) was enacted on December 22, 2017 and reduced the U.S. statutory federal corporate tax rate from 35% to 21%. The effective date of the tax rate change was January 1, 2018. The change resulted in a blended lower U.S. statutory federal rate of 26.9% for fiscal 2018. In fiscal 2019, we fully benefit from the enacted lower tax rate of 21%.
We recorded a provisional benefit of $37 million in the second quarter of fiscal 2018 related to the re-measurement of certain deferred tax balances. During the three months ended April 30, 2018, we recorded a provisional charge of $10 million related to the re-measurement of certain deferred tax balances, resulting in a net tax benefit of $27 million for the nine months ended April 30, 2018. In the second quarter of fiscal 2019, we completed our accounting for the income tax effects of the 2017 Tax Act, and there have been no material adjustments during the fiscal 2019 period.
For the three and nine months ended April 30, 2019, we recognized excess tax benefits on share-based compensation of $20 million and $69 million, respectively, in our provision for income taxes. For the three and nine months ended April 30, 2018, we recognized excess tax benefits on share-based compensation of $8 million and $41 million, respectively, in our provision for income taxes.
Our effective tax rates for the three and nine months ended April 30, 2019 were approximately 23% and 21%, respectively. Excluding discrete tax items, primarily related to share-based compensation tax benefits mentioned above, our effective tax rate for both periods was 23% and did not differ significantly from the federal statutory rate of 21%.
Our effective tax rate for the three months ended April 30, 2018 was approximately 26% and did not differ significantly from the federal statutory rate of 26.9%. Our effective tax rate for the nine months ended April 30, 2018 was 22%. Excluding discrete tax items, primarily related to the re-measurement of certain deferred tax balances and the share-based compensation tax benefits mentioned above, our effective tax rate for that period was 27% and did not differ significantly from the federal statutory rate of 26.9%.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2019
	Q1	Q2	Q3	Q4	Year to Date
GAAP operating income (loss)	$(10)	$233	$1,784	$—	$2,007
Amortization of acquired technology	5	5	5	—	15
Amortization of other acquired intangible assets	2	1	1	—	4
Share-based compensation expense	105	100	98	—	303
Non-GAAP operating income (loss)	$102	$339	$1,888	$—	$2,329

GAAP net income (loss)	$34	$189	$1,378	$—	$1,601
Amortization of acquired technology	5	5	5	—	15
Amortization of other acquired intangible assets	2	1	1	—	4
Share-based compensation expense	105	100	98	—	303
Net (gain) loss on debt securities and other investments	1	2	2	—	5
Other income tax effects and adjustments [A]	(71)	(33)	(19)	—	(123)
Non-GAAP net income (loss)	$76	$264	$1,465	$—	$1,805

GAAP diluted net income (loss) per share	$0.13	$0.72	$5.22	$—	$6.06
Amortization of acquired technology	0.02	0.02	0.02	—	0.06
Amortization of other acquired intangible assets	0.01	—	—	—	0.02
Share-based compensation expense	0.40	0.38	0.38	—	1.15
Net (gain) loss on debt securities and other investments	—	0.01	0.01	—	0.02
Other income tax effects and adjustments [A]	(0.27)	(0.13)	(0.08)	—	(0.47)
Non-GAAP diluted net income (loss) per share	$0.29	$1.00	$5.55	$—	$6.84

Shares used in GAAP diluted per share calculation	264	264	264	—	264

Shares used in non-GAAP diluted per share calculation	264	264	264	—	264
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Other income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2018
	* As Adjusted
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$(35)	$194	$1,601	$(200)	$1,560
Amortization of acquired technology	2	3	5	5	15
Amortization of other acquired intangible assets	1	1	2	2	6
Professional fees for business combinations	—	2	—	—	2
(Gain) loss on sale of long-lived assets	—	—	—	79	79
Share-based compensation expense	97	94	92	99	382
Non-GAAP operating income (loss)	$65	$294	$1,700	$(15)	$2,044

GAAP net income (loss)	$(2)	$183	$1,186	$(38)	$1,329
Amortization of acquired technology	2	3	5	5	15
Amortization of other acquired intangible assets	1	1	2	2	6
Professional fees for business combinations	—	2	—	—	2
Loss on sale of long-lived assets	—	—	—	79	79
Share-based compensation expense	97	94	92	99	382
Net (gain) loss on debt securities and other investments	2	2	—	2	6
Other income from divested businesses [A]	—	—	(8)	—	(8)
2017 Tax Act [B]	—	(37)	10	(2)	(29)
Income tax effects and adjustments [C]	(56)	(29)	(36)	(150)	(271)
Non-GAAP net income (loss)	$44	$219	$1,251	$(3)	$1,511

GAAP diluted net income (loss) per share	$(0.01)	$0.70	$4.53	$(0.15)	$5.09
Amortization of acquired technology	0.01	0.01	0.02	0.02	0.06
Amortization of other acquired intangible assets	—	—	0.01	0.01	0.02
Professional fees for business combinations	—	0.01	—	—	0.01
Loss on sale of long-lived assets	—	—	—	0.31	0.30
Share-based compensation expense	0.38	0.36	0.35	0.38	1.46
Net (gain) loss on debt securities and other investments	0.01	0.01	—	0.01	0.02
Other income from divested businesses [A]	—	—	(0.03)	—	(0.03)
2017 Tax Act [B]	—	(0.14)	0.04	(0.01)	(0.11)
Other income tax effects and adjustments [C]	(0.22)	(0.11)	(0.14)	(0.58)	(1.04)
Non-GAAP diluted net income (loss) per share	$0.17	$0.84	$4.78	$(0.01)	$5.78

Shares used in GAAP diluted per share calculation	256	260	262	258	261

Shares used in non-GAAP diluted per share calculation	259	260	262	258	261
* Information has been restated for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on August 1, 2018.

[A]	During the three months ended April 30, 2018, we received payments from contingent earn out provisions related to businesses we previously divested.

[B]	The 2017 Tax Act adjustments relate to the provisional tax benefit for the re-measurement of our deferred tax balances at the enacted lower tax rate.

[C]
As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Other income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments, which includes the loss on the sale of long-lived assets; the excess tax benefits on share-based compensation; and the tax benefits on a loss from a subsidiary reorganization.

See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30, 2019	July 31, 2018
		* As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$2,946	$1,464
Investments	400	252
Accounts receivable, net	262	98
Income taxes receivable	3	39
Prepaid expenses and other current assets	255	202
Current assets before funds held for customers	3,866	2,055
Funds held for customers	383	367
Total current assets	4,249	2,422

Long-term investments	13	13
Property and equipment, net	799	812
Goodwill	1,611	1,611
Acquired intangible assets, net	43	61
Other assets	202	215
Total assets	$6,917	$5,134

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$50	$50
Accounts payable	383	178
Accrued compensation and related liabilities	311	369
Deferred revenue	572	581
Income taxes payable	338	3
Other current liabilities	254	195
Current liabilities before customer fund deposits	1,908	1,376
Customer fund deposits	383	367
Total current liabilities	2,291	1,743

Long-term debt	398	388
Long-term deferred income tax liabilities	13	68
Other long-term obligations	145	119
Total liabilities	2,847	2,318

Stockholders’ equity	4,070	2,816
Total liabilities and stockholders’ equity	$6,917	$5,134
* Prior-period information has been restated for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on August 1, 2018.

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	April 30, 2019	April 30, 2018
		* As Adjusted
Cash flows from operating activities:
Net income	$1,601	$1,367
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	147	173
Amortization of acquired intangible assets	19	18
Share-based compensation expense	303	283
Deferred income taxes	(44)	1
Other	12	(1)
Total adjustments	437	474
Changes in operating assets and liabilities:
Accounts receivable	(165)	(207)
Income taxes receivable	67	62
Prepaid expenses and other assets	(30)	(37)
Accounts payable	205	160
Accrued compensation and related liabilities	(55)	(8)
Deferred revenue	(7)	(61)
Income taxes payable	334	351
Other liabilities	59	48
Total changes in operating assets and liabilities	408	308
Net cash provided by operating activities	2,446	2,149
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(379)	(303)
Sales of corporate and customer fund investments	60	87
Maturities of corporate and customer fund investments	175	137
Net change in customer fund deposits	16	47
Purchases of property and equipment	(129)	(97)
Acquisitions of businesses, net of cash acquired	—	(363)
Originations of term loans to small businesses	(235)	(77)
Principal repayments of term loans from small businesses	188	44
Other	3	(16)
Net cash used in investing activities	(301)	(541)
Cash flows from financing activities:
Proceeds from borrowings under unsecured revolving credit facility	—	800
Repayments on borrowings under unsecured revolving credit facility	—	(800)
Proceeds from borrowings under secured revolving credit facility	48	—
Repayment of debt	(38)	(38)
Proceeds from issuance of stock under employee stock plans	231	205
Payments for employee taxes withheld upon vesting of restricted stock units	(93)	(58)
Cash paid for purchases of treasury stock	(408)	(272)
Dividends and dividend rights paid	(374)	(305)
Other	(7)	(1)
Net cash used in financing activities	(641)	(469)
Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	(6)	(7)
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	1,498	1,132
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	1,631	701
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$3,129	$1,833

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the consolidated balance sheet to the total amounts reported on the consolidated statement of cash flows

Cash and cash equivalents	$2,946	$1,614
Restricted cash and restricted cash equivalents included in funds held for customers [A]	183	219
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$3,129	$1,833
* Prior-period information has been restated for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, both of which we adopted on August 1, 2018.
[A] See quarterly reports filed on Form 10-Q for reconciliation of funds held for customers by investment category.

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending July 31, 2019
Revenue	$948	$968	$—		$948	$968
Operating loss	$(180)	$(170)	$109	[a]	$(71)	$(61)
Diluted loss per share	$(0.35)	$(0.33)	$0.19	[b]	$(0.16)	$(0.14)

Twelve Months Ending July 31, 2019
Revenue	$6,738	$6,758	$—		$6,738	$6,758
Operating income	$1,827	$1,837	$431	[c]	$2,258	$2,268
Diluted earnings per share	$5.72	$5.74	$0.95	[d]	$6.67	$6.69
See “About Non-GAAP Financial Measures” immediately following this Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

[a]
Reflects estimated adjustments for share-based compensation expense of approximately $103 million; amortization of acquired technology of approximately $4 million; and amortization of other acquired intangible assets of approximately $2 million.

[b]	Reflects the estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.

[c]
Reflects estimated adjustments for share-based compensation expense of approximately $406 million; amortization of acquired technology of approximately $19 million; and amortization of other acquired intangible assets of approximately

$6 million.

[d]	Reflects the estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated May 23, 2019 contains non-GAAP financial measures. Table B1, Table B2 and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•	Share-based compensation expense

•	Amortization of acquired technology

•	Amortization of other acquired intangible assets

•	Goodwill and intangible asset impairment charges

•	Gains and losses on disposals of businesses and long-lived assets

•	Professional fees for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•	Gains and losses on debt and equity securities and other investments

•	Income tax effects and adjustments

•	Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired entities. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt and equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we impair available-for-sale debt and equity securities and other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. The long term rate includes the effect of the reduction in the U.S. federal statutory rate to 21%, as a result of the 2017 Tax Cuts and Jobs Act (2017 Tax Act). As the change in the U.S. federal statutory rate, as a result of the 2017 Tax Act, occurred in the second quarter of our fiscal 2018, the calculation of our fiscal 2019 long-term non-GAAP rate references only our current forecast considerations and is equal to the average of our forecasted tax rates over our long term forecast period.  Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 23% for fiscal 2019. This long-term non-GAAP tax rate could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.
In the first quarter of fiscal 2018 we used a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excluded the income tax effects of the non-GAAP pre-tax adjustments described above and eliminated the effects of non-recurring and period-specific items which can vary in size and frequency. This rate was consistent with the average of our normalized fiscal year tax rate over a four year period that included the past three fiscal years plus the current fiscal year forecast. Based on our current long-term projections at that time we used a long-term non-GAAP tax rate of 33%.
Starting in the second quarter of our fiscal 2018, we revised our estimated annual non-GAAP tax rate to reflect the change in the U.S. federal statutory rate, as a result of the 2017 Tax Act. The federal statutory rate change to 21%, was effective January 1, 2018, and therefore, the change resulted in a blended U.S. federal statutory rate of 26.9% for our fiscal 2018. Because of the transitional impact of the 2017 Tax Act provisions, the fiscal 2018 non-GAAP tax rate starting with the second quarter was based on our current year results only, without reference to long-term forecasts. This non-GAAP tax rate similarly excluded the income tax effects of the non-GAAP pre-tax adjustments described above and eliminated the effects of the non-recurring and period specific items. The full year fiscal 2018 non-GAAP tax rate was 26.2%.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of businesses and long-lived assets.